Exhibit 10.16

FORM OF

ALERIS HOLDING COMPANY

2010 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made, effective as of the date set forth on Exhibit A hereto (the “Grant Date”), between ALERIS HOLDING COMPANY, a Delaware corporation (together with its successors and assigns) (the “Company”), and the person named on Exhibit A hereto (the “Participant”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

W I T N E S S E T H:

In consideration of the mutual promises and covenants made herein, and of the Participant having entered into an employment agreement (the “Employment Agreement”) with a subsidiary of the Company effective as of the Effective Date, and of the mutual benefits to be derived herefrom, the parties hereto agree as follows:

1. Grant of Restricted Stock Units. Subject to the provisions of this Agreement and to the provisions of the Aleris Holding Company 2010 Equity Incentive Plan, as amended, supplemented or otherwise modified from time to time (the “Plan”), which is hereby incorporated by reference herein, to the extent set forth in Section 15 below, the Company grants to the Participant as of the Grant Date the number of Restricted Stock Units as set forth on Exhibit A hereto. Such Restricted Stock Units shall be credited to a separate account maintained for the Participant on the books of the Company (the “Account”). As of the Grant Date, each Restricted Stock Unit credited to the Account shall correspond to one share of Common Stock. Thereafter, each Restricted Stock Unit shall correspond to such original share of Common Stock, plus any securities or other property received in respect of such share (or such securities and property) by the holders thereof (other than Dividend Equivalents paid under Section 5 below). The Restricted Stock Units shall vest and settle as set forth in Sections 2 and 3 below, and shall be subject to adjustment as set forth in Section 6 below. Subject to Section 15 below, this Agreement shall be construed in accordance with the provisions of the Plan. If requested by the Company, as a condition precedent to the settlement of the Restricted Stock Units pursuant to this Agreement, the Participant shall execute the Stockholders Agreement, if any, (unless the Participant has already done so) in which case the Participant shall have all of the rights and obligations of a Stockholder (as such term is defined in the Stockholders Agreement) described therein in respect of any shares of Common Stock that are acquired by the Participant pursuant to the settlement of the Restricted Stock Units. Any shares of Common Stock received by the Participant upon settlement of the Restricted Stock Units shall be subject to all terms of the Stockholders Agreement (without regard to whether or not the Participant is a party to the Stockholders Agreement).

2. Terms and Conditions.

(a) Time-Based Vesting. Subject to Section 3 of this Agreement, the Restricted Stock Units shall vest with respect to six and a quarter percent (6.25%) of the Restricted Stock Units on each quarterly anniversary of the Effective Date during the four year period following the Effective Date, so as to be fully vested on the fourth anniversary of the Effective Date.

(b) Change of Control. Notwithstanding Section 2(a) and subject to Section 3 of this Agreement, the Restricted Stock Units shall vest immediately upon a Change of Control with respect to the smallest number of Restricted Stock Units necessary to make the percentage representing the total vested portion of the Restricted Stock Units granted under this Agreement (including after giving affect to this sentence) at least equal to the percentage by which the Initial Investors have reduced their combined Common Stock interest in the Company (measured by the number of shares of the Company’s Common Stock acquired on the Effective Date and still held immediately following the Change of Control as compared to the number of shares of the Company’s Common Stock held as of the Effective Date, in each case as adjusted for stock splits, stock dividends, and the like); provided, however, that, if the Initial Investors’ combined Common Stock interest in the Company is reduced by 75% or more (as measured above), then the Restricted Stock Units shall vest in full. By way of example and for illustration purposes only, if there is a Change of Control following the second anniversary of the Effective Date when 50% of the Restricted Stock Units are vested and the Initial Investors reduce their combined Common Stock interest in the Company by 70%, then an additional 20% of the Restricted Stock Units shall vest upon the Change of Control, and, subject to Section 11 of the Plan and Section 6 of this Agreement, the remaining 30% of the Restricted Stock Units shall continue to vest in accordance with Section 2(a) hereof.

(c) Settlement. Within ten (10) business days following the vesting of any Restricted Stock Units, subject to Section 6 of this Agreement, such Restricted Stock Units shall be settled (and, upon such settlement, shall cease to be credited to the Account) by the Company: (i) unless the Participant timely provides the cash required for all withholding taxes, paying all withholding taxes due in connection with such vesting and settlement and deducting from the portion of the Account that corresponds to such Restricted Stock Units a sufficient number of Restricted Stock Units (including fractional Restricted Stock Units as necessary) such that the Fair Market Value of such deducted Restricted Stock Units equals the withholding taxes due in connection with such vesting and settlement; (ii) issuing to the Participant all securities and other property credited to such portion of the Account after the deduction specified in clause (i) (such securities, to the extent that they consist of Shares, the “RSU Shares”); (iii) accumulating any fractional Shares in the Account until the first subsequent vesting date on which a whole Share is able to be settled pursuant to this Section 2(c); provided, that, if any fractional Share is not settled within two and one-half (2 1/2) months following the calendar year in which they vested, such fractional share shall be forfeited; and, (iv) with respect to the RSU Shares so issued, entering the Participant’s name as a stockholder of record on the books of the Company. All securities delivered upon any settlement of Restricted Stock Units shall, when delivered, (i) be duly authorized, validly issued, fully paid and nonassessable, (ii) be registered for sale, and for resale, under U.S., State and federal securities laws to the extent that other securities of the same class are then so registered or qualified and (iii) be listed, or otherwise qualified, for trading on any securities exchange or securities market on which securities of the same class are then so listed or qualified.

3. Termination of Employment.

(a) Termination for Cause, without Good Reason, or due to death or Disability. If the Participant’s employment under the Employment Agreement is terminated by his employer at any time for Cause, or by the Participant without Good Reason (as defined in the Employment Agreement), or due to the Participant’s death or Disability, the unvested Restricted Stock Units shall be forfeited without further consideration therefor. For avoidance of doubt, vested Restricted Stock Units, and any distributions previously made in respect of Restricted Stock Units, shall be wholly non-forfeitable except as otherwise expressly provided in this Agreement or in the Employment Agreement; provided that the foregoing shall not in any way limit any other rights that either party may have with respect to the other party.

(b) Termination without Cause or for Good Reason. If the Participant’s employment under the Employment Agreement is terminated by his employer not for Cause (including, for avoidance of doubt, due to non-extension of the Employment Period by his employer under Section 3 of the Employment Agreement) or by the Participant with Good Reason, 33% of the unvested Restricted Stock Units in the Account on the Date of Termination (as defined in the Employment Agreement) shall become vested as of such date, and all vested Restricted Stock Units shall be settled in accordance with Section 2(c). Notwithstanding the foregoing, if the Participant’s employment under the Employment Agreement is terminated by his employer not for Cause or by the Participant with Good Reason, in each case, in anticipation of or within twelve (12) months following a Change of Control, all of the Restricted Stock Units shall become one hundred percent (100%) vested as of the Date of Termination. For purposes of this Section 3(b), a termination of employment will be deemed to be “in anticipation of” a Change of Control if such termination (or the Good Reason event giving rise to such termination) is done by the Company or any Subsidiary or Affiliate with the principal purpose of avoiding or evading its compensation obligations that would arise upon a termination following a Change of Control.

(c) Nothing in this Agreement or the Plan shall confer upon the Participant any right to continue in the employ or service of the Company or any of its Subsidiaries or Affiliates or interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate the Participant’s employment or service at any time and for any reason.

4. Nontransferability of the Restricted Stock Units. The Restricted Stock Units granted hereunder may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Participant (other than, in the event of the Participant’s death, by will or the applicable laws of descent and distribution) and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance in violation of this Section 4 shall be void and unenforceable against the Company or any Subsidiary or Affiliate. Any permitted transfer of the Restricted Stock Units by will or the laws of descent and distribution shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may reasonably deem necessary to establish the validity of the transfer, the acceptance by the transferee or transferees of the terms and conditions of the Plan and this Agreement and the agreement to be bound by the acknowledgments made by the Participant in connection with the grant of the Restricted Stock Units.

5. Rights as a Stockholder; Dividend Equivalents. The Participant shall have no rights as a stockholder, including, without limitation, the right to vote, with respect to the Restricted Stock Units until the date when the issuance of the RSU Shares to the Participant is entered upon the records of the Company or the duly authorized transfer agent of the Company, except as set forth in the immediately succeeding sentence. Notwithstanding the foregoing, the Participant shall be entitled to “Dividend Equivalent Rights” (as defined in the Plan on the Grant Date) on the Restricted Stock Units.

6. Adjustment in the Event of Change in Stock; Change of Control.

(a) In the event of any merger, consolidation, reorganization, recapitalization, spin-off, split-up, combination, modification of securities, exchange of securities, liquidation, dissolution, share split, reverse share split, distribution of securities or other property (other than distributions for which Dividend Equivalent Rights are provided) in respect of securities or other property to which a Restricted Share Unit then corresponds, or other change in corporate structure or capitalization affecting the rights or value of the securities and property to which a Restricted Share Unit then corresponds, the Committee shall promptly make equitable and appropriate adjustment(s) in the number and/or kind of the securities and/or property to which a Restricted Share Unit corresponds, and/or the other terms and conditions that apply to a Restricted Share Unit, so as to avoid dilution or enlargement of the benefits or potential benefits represented by a Restricted Share Unit. Any determination made by the Committee regarding any adjustment will, to the extent reasonable and made in good faith, be final and conclusive.

(b) Effective upon a Change of Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governmental agency or self-regulatory body and without in any way limiting the extent of Section 6(a), the Committee is authorized (but not obligated) to make the following adjustments (or any combination thereof) to the terms and conditions of outstanding Restricted Stock Units:

(i) the continuation or assumption of the outstanding Restricted Stock Units by the Company (if it is the surviving corporation), by the surviving corporation, or by any direct or indirect parent of either, in a manner consistent with Section 6(a);

(ii) the substitution by the surviving corporation, or by any direct or indirect parent thereof, of restricted stock unit awards with substantially the same terms as the Restricted Stock Units that are being replaced, in a manner consistent with Section 6(a); or

(iii) the acceleration of the vesting of the outstanding Restricted Stock Units so that they are fully vested immediately prior to or as of the date of the Change of Control; or

(iv) the cancellation of all or any portion of the outstanding Restricted Stock Units in exchange for a cash payment, and/or such other property (if any) as is paid as consideration to holders of Shares in the Change of Control, having an aggregate Fair Market Value equal to the Fair Market Value of the securities or other property then subject to such outstanding Restricted Stock Units or portion thereof being canceled.

(c) Except as expressly provided in the Plan or this Agreement, the Participant shall not have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or this Agreement, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to this Agreement.

(d) Notwithstanding anything in this Agreement or elsewhere to the contrary, no adjustment shall be made to the Restricted Stock Units that would cause any Restricted Stock Unit to be treated as “deferred compensation” for purposes of Section 409A of the Code.

7. General Assets. Nothing contained in the Plan or this Agreement and no action taken pursuant to their provisions, shall be construed to create a trust of any kind, nor any fiduciary relationship between the Company or any Subsidiary or Affiliate, on the one hand, and the Participant, the Participant’s beneficiary or legal representative or any other person, on the other. To the extent that any person acquires a right to receive payments or other property from the Company under the Plan or this Agreement, including the right to receive payments or other property based on Restricted Stock Units credited in the Participant’s Account, such right shall be no greater than the rights of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and all amounts and property credited to the Account under this Agreement shall continue for all purposes to be part of the general assets of the Company.

8. Responsibility for Taxes. Except to the extent otherwise provided in certain circumstances that apply with respect to the settlement of the Restricted Stock Units in Section 2(c) above, the Participant shall be solely responsible for all taxes imposed on the Participant (including, without limitation, applicable federal, state, provincial, territorial, local or foreign income, social security, estate or excise taxes) that may be payable as a result of the Participant’s participation in the Plan or as a result of the grant, vesting, or settlement of the Restricted Stock Units and/or the sale, disposition or transfer of any RSU Shares, excluding, however, for avoidance of doubt, the employer’s portion of any such taxes.

9. Government Regulations and Stop-Transfer Orders.

(a) Government and Other Regulations. RSU Shares shall not be issued unless the issuance and delivery of such RSU Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Exchange Act, the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. Except as otherwise provided in this Agreement, the Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any RSU Shares, and, accordingly, any certificates for RSU Shares may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company reasonably deems it necessary to ensure that the issuance of RSU Shares pursuant to this Stock Option is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company reasonably determines necessary or appropriate to satisfy such requirements.

(b) As a condition to the settlement of the Restricted Stock Units, upon reasonable request by the Company, the Participant will be required to represent, warrant and covenant as follows:

(i) The Participant is acquiring the RSU Shares for his own account and not with a view to, or for sale in connection with, any distribution of the RSU Shares in violation of the Securities Act or any rule or regulation under the Securities Act or in violation of any applicable state securities law.

(ii) The Participant has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of his investment in the Company.

(iii) The Participant has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in acquiring the RSU Shares and to make an informed investment decision with respect to such investment.

(iv) The Participant can afford the complete loss of the value of the RSU Shares and is able to bear the economic risk of holding such RSU Shares for an indefinite period.

(v) The Participant understands that (I) the RSU Shares have not been registered under the Securities Act and constitute “restricted securities” within the meaning of Rule 144 under the Securities Act; (II) the RSU Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; and (III) there is now no registration statement on file with the Securities and Exchange Commission with respect to the RSU Shares and there is no commitment on the part of the Company to make any such filing.

(vi) In addition, upon the settlement of the Restricted Stock Units, and as a condition thereof, the Participant will make or enter into such other written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

(c) Stop-Transfer Notices. The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate

“stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect on its own records.

(d) Refusal to Transfer. The Company shall not be required (i) to transfer in its books any RSU Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such RSU Shares or to accord the right to vote or receive dividends, if applicable, to any purchaser or other transferee to whom such RSU Shares shall have been so transferred.

10. Tax Reporting.

(a) Upon the settlement of the Restricted Stock Units in accordance with Section 2(c) of this Agreement, the Participant shall recognize taxable income in respect of the RSU Shares, and the Company shall report such taxable income to the appropriate taxing authorities as it determines to be necessary and appropriate.

(b) For purposes of this Agreement, “Fair Market Value”, as of any date, shall mean fair market value as of such date determined without discount for lack of liquidity, lack of control, minority status, contractual restrictions or the like, provided that, when used in respect of Shares, for so long as (i) the Shares are not listed on a national securities exchange, (ii) the Shares are not quoted in an inter-dealer quotation system on a last sale basis and (iii) Oaktree Capital Management, L.P. or any of its affiliates (collectively, “Oaktree”) are holding Shares, then, other than in the context of a Change of Control, the Fair Market Value of such Shares shall be as determined using the same methodology that was used for the then-most-recent determination of the value of Shares reported by Oaktree to its investors; and provided further that: for securities that are listed on a national securities exchange, “Fair Market Value”, as of any date, shall mean the closing sale price reported as having occurred on the primary exchange on which the security is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; and, for securities that are not listed on any national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, “Fair Market Value”, as of any date, shall mean the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported. For the avoidance of doubt, the foregoing valuation approach shall not be interpreted to provide the Participant with a compensatory benefit but rather is intended by the parties to promote consistency in making determinations of the fair market value of Shares.

11. Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein and without limiting any other rights and remedies of the Company, if the Participant (i) materially violates the restrictive covenants in the Participant’s Employment Agreement relating to non-competition, non-solicitation or non-disclosure or (ii) engages in fraud or other willful misconduct that contributes materially to any significant financial restatement or material loss, the Committee may, at any time up to six months after learning of such conduct, cancel the Restricted Stock Units or require the Participant to forfeit to the Company the RSU Shares or to repay to the Company the after-tax value realized on the sale of the RSU Shares; provided, however, that, except in cases where the Participant’s conduct was willful or where injury to the Company or the Affiliates cannot be cured, the Participant shall be provided a fifteen (15) day cure period to cease and to cure the conduct described in clause (i) of this Section 11. All vested Restricted Stock Units, and all distributions and other proceeds received in respect of the Restricted Stock Units, shall be wholly non-forfeitable except as expressly set forth in this Agreement or the Employment Agreement; provided that the foregoing shall not in any way limit any other rights that either party may have with respect to the other party.

12. Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Participant:	To the address specified in Exhibit A hereto or to any updated address filed by the Executive with the Company.

If to the Company:	Aleris Holding Company
25825 Science Park Drive, Suite 400
Beachwood, Ohio 44122
Attention:

or to such other address or facsimile number as either party shall have furnished to the other in writing in accordance with this Section 12. Notice and communications shall be effective when actually received by the addressee.

13. Stockholders Agreement. Neither the adoption of the Plan nor the grant of the Restricted Stock Units pursuant to this Agreement shall restrict in any way the adoption of any amendment, supplement or other modification of the Stockholders Agreement, if any, in accordance with the terms of such agreement.

14. Governing Law. This Agreement shall be governed by, and construed in accordance with, its express terms, and otherwise in accordance with the laws of the state of Delaware, as such laws are applied to contracts entered into and performed in such state and without regard to the principles of conflicts of laws thereof or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than such state.

15. Restricted Stock Units Subject to the Plan. By entering into this Agreement, the Participant agrees and acknowledges that (i) the Participant has received and read a copy of the Plan as in effect on the date hereof, and (ii) the Restricted Stock Units are subject to the Plan, and (iii) the RSU Shares are subject to the terms of the Stockholders Agreement. In the event of a conflict between any term or provision contained in this Agreement and any term or provision of the Plan or the Stockholders Agreement, the terms and provisions of the Stockholders Agreement and then in descending order this Agreement and the Plan shall prevail. No amendment to the Plan or this Agreement that is inconsistent with the express terms of this Agreement and that adversely affects any of the Participant’s rights under this Agreement shall be effective as to this Agreement without the Participant’s prior written consent; provided, however, the Committee may amend the Plan and this Agreement to the extent necessary to comply with the applicable law.

16. Certain Specific Acknowledgments; Dispute Resolution. The Company represents and acknowledges that it has secured the approval of any person or body whose approval is necessary as of the Grant Date for it to enter into this Agreement and perform its obligations under it, and that upon execution and delivery of the Agreement by the parties, this Agreement shall be a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally. Any dispute arising under or relating to this Agreement shall be resolved in accordance with Section 11(i) of the Employment Agreement.

17. Effect of Agreement. Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company and to any transferee or successor of the Participant pursuant to Section 4 of this Agreement.

18. Titles and Headings. The titles and headings of the sections in this Agreement are for convenience of reference only, and, in the event of any conflict, the text of this Agreement, rather than such titles or headings, shall control.

19. Amendment. This Agreement may not be modified, amended or waived to the extent it would impair the rights of the Participant, except by an instrument in writing that specifically identifies the provision of this Agreement being modified, amended or waived and that is signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of any provision of this Agreement.

20. Code Section 409A. To the extent applicable, notwithstanding anything herein to the contrary, this Agreement and the Restricted Stock Units issued hereunder are intended not to be governed by or to be in compliance with Section 409A of the Code. To the extent applicable, this Agreement and the Restricted Stock Units shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Grant Date.

21. Relationship to Other Benefits. No payment under this Agreement shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary or Affiliate except as otherwise specifically provided in such other plan.

22. No Retention Rights; No Right to Incentive Award. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary or Affiliate employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his Service at any time and for any reason, with or without Cause. The Committee’s granting of the Restricted Stock Units or other Award to the Participant shall neither require the Committee to grant Restricted Stock Units or other Award to the Participant or any other Participant in the Plan or other person at any time nor preclude the Committee from making subsequent grants to the Participant or any other Participant in the Plan or other person.

23. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures delivered by facsimile (including by “pdf”) shall be effective for all purposes.

IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set the Participant’s hand.

ALERIS HOLDING COMPANY

By:
Title:
Date:

Participant:
Date:

Exhibit A to

Restricted Stock Unit Agreement

of Aleris Holding Company

Date of Restricted Stock Unit Grant:	June 1, 2010

Name and Address of Participant:

Number of Shares of Common Stock Subject to Restricted Stock Unit: